Exhibit 10.1

ISLE OF CAPRI CASINOS INC.

CORPORATE LEVEL

INCENTIVE COMPENSATION PLAN

1.                                      PURPOSE

This Isle of Capri Casinos Inc. Corporate Incentive Compensation Plan (the “Plan”) is designed to encourage profitable performance of the Company and to reward and recognize individuals who directly affect and contribute to the achievement of that performance. We anticipate that by linking incremental incentive compensation to Company performance over which the Participants have a substantial degree of influence, the Plan will promote higher levels of productivity and substantial additional value for the Company’s shareholders.

In order to accomplish the objective of increased performance and corporate profitability, the Plan has been designed to meet the following criteria:

(a)                                  Bonus amounts available to key Corporate personnel directly relate to predetermined Performance Goals.

(b)                                 Outstanding achievement will result in outstanding rewards, i.e. the better the performance relative to the Performance Goals, the larger the incentive that Participants will receive, subject to overall Plan limitations.

(c)                                  Targeted bonus compensation is consistent with similar jobs in the regional casino industry.

2.                                      DEFINITIONS

For Plan purposes, except where the context otherwise indicates, the following terms shall have the meanings which follow:

(a)                                  “Base Salary” for any Bonus Period shall mean the annual base salary of a Participant based on his/her base salary level for the applicable Bonus Period, exclusive of overtime compensation, housing or travel allowances, bonuses or other compensation of any kind.

(b)                                 “Beneficiary” shall mean the person or persons who may be designated by a Participant from time to time in writing to the Committee and who shall receive the Bonus if the Participant dies prior to payment of any Bonus to which the Participant is entitled hereunder.

(c)                                  “Board” shall mean the Board of Directors of the Company.

(d)                                 “Bonus” shall mean the amount of the cash bonus paid to a Participant under the Plan on any Payment Date.

(e)                                  “Bonus Period” means the period specified by the Committee; provided, however that unless otherwise specified by the Committee the Bonus Period shall mean the Company’s fiscal year.  The Committee may establish quarterly Bonus Period within an annual Bonus Period.

(f)                                    “CEO” shall mean the Chief Executive Officer of the Company.

(g)                                 “Committee” shall mean the Stock Option and Compensation Committee of the Board or such other Committee of the Board which shall be designated by the Board to administer the Plan. The Committee shall be composed of such number of directors as from time to time are appointed to serve by the Board. Each member of the Committee, while serving as such, shall also be an independent member of the Board.

(h)                                 “Company” shall mean Isle of Capri Casinos, Inc.

(i)                                     “Participant” shall mean an individual designated as a participant hereunder by the CEO with the approval of the Committee.

(j)                                     “Payment Date” shall mean the date on which the Bonus for a Bonus Period is paid with respect to performance during the applicable Bonus Period, which date shall be no later than two and one half months after the last day of the Bonus Period.

(k)                                  “Performance Goal” shall mean such Bonus Period objective or objectives as determined by the Committee and set forth in Schedule A attached hereto for the applicable Bonus Period. Such objective or objectives may include EBITDA, EPS, net income, pretax profit targets and/or such other performance indicators or non-financial measures as determined by the Committee during a Bonus Period.

3.                                      ADMINISTRATION

(a)                                  The Committee shall administer the Plan. The administration of the Plan shall include the power to:

(i)                                     approve Participants’ participation in the Plan.

(ii)                                  establish, and change from year to year, a Participant’s incentive opportunity under the Plan;

(iii)                               establish Performance Goals;

(iv)                              determine if and when any Bonuses shall be paid;

(v)                                 authorize the payout of any Bonuses as the Committee shall determine from year to year;

(vi)                              determine the amount, which may be calculated utilizing the allocations established in accordance with Section 7 hereof, and the form of the Bonus;

(vii)                           conclusively construe and interpret the Plan; and

(viii)                        establish rules and regulations and to perform all other acts it believes reasonable and proper, including the authority to delegate responsibilities to others to assist in administering the Plan.

(b)                                 Any decision made or action taken by the Committee arising out of or in connection with the interpretation and administration of the Plan shall be final and conclusive and binding on all persons.

(c)                                  Until such time as the Committee makes a determination to make payment of the Bonus hereunder with respect to the actual results compared to the Performance Goals for the immediately preceding Bonus Period and the Payment Date occurs, no Participant shall have any vested right to receive any amount which might be calculated as payable pursuant to the Plan. Furthermore, for any Bonus Period and up until the Payment Date, the Committee may cancel any Bonuses awarded or to be awarded under the Plan if a Participant conducts himself or herself in a manner which the Committee determines to be contrary to the best interests of the Company or the Participant loses any license issued by a gaming regulator due to violations of regulations.

4.                                      ELIGIBILITY

(a)                                  Eligibility to participate under the Plan is limited to individuals who are key Corporate personnel whose duties and responsibilities provide them the opportunity to:

(i)                                     make a material and significant impact on the financial performance of the Company;

(ii)                                  have major responsibility in the control of the Company’s assets; and

(iii)                               provide critical staff support necessary to enhance the Company’s performance.

(b)                                 Eligibility and designated levels of participation will be determined by the Committee. Such eligibility and level of participation may be revised and updated from time to time up until the 90th day following the first day of the applicable Bonus Period and thereafter only for unusual circumstances. The fixing of eligibility and level of participation shall not create any vested right in any Participant to receive a Bonus hereunder.

(c)                                  Participants whose position changes during the Bonus Period may have their Bonuses pro-rated based on changes to their normal Base Salary and/or their changes in responsibilities as determined by the Committee.  As determined by the Committee, a Participant who joins the Company during the Bonus Period shall be eligible to receive a prorated annual Bonus so long as the Participant starts prior to the first day of the fourth fiscal quarter. Except as specifically provided herein, no Bonus shall be paid to any Participant unless the Participant is employed by the Company or one of its subsidiaries on the applicable Payment Date.

5.                                      INCENTIVE TARGETS AND PAYOUT OPPORTUNITY

Participants in the plan will have a specific target incentive opportunity defined as a percentage of their Base Salary.  A participant’s Bonus payout could range between 50% of the target amount, assuming a threshold level of performance is achieved, to 150% of the target based on the achievement of the maximum Performance Goals.  If the threshold performance level is not achieved, no incentive may be earned under this Plan.  The specific incentive targets and payout ranges are set forth in Schedule A.

6.                                      PERFORMANCE GOALS

For each Bonus Period, the Performance Goals on which a Bonus will be calculated shall be established by the Committee in its sole discretion. Such Performance Goals and targets may be revised periodically by the CEO subject to Committee approval.  The following shall apply with respect to the Bonus for any Bonus Period:

(a)                                  The calculation will be determined using: (1) achievement of pre-determined Company financial goals, and (2) a discretionary assessment of performance by the Committee.  Each of these factors will be independent of each other, and weighted in the Bonus calculation as set forth in Schedule A.

(b)                                 The Committee will set a threshold level of Corporate financial performance that must be achieved for a Participant to earn any Bonus for the applicable Bonus Period under the financial goal-based component of the Plan.

(c)                                  The Bonus for financial goals will be calculated by determining the variance from the predetermined target goal.  The Committee will determine the minimum performance level required for earning the threshold Bonus and the maximum amount at which no additional Bonus will be paid.

(d)                                 For the portion of the Bonus based on the discretionary performance assessment, general performance criteria will be identified at the beginning of each Bonus Period.  These performance criteria may include

Company performance, functional area performance or individual performance as recommended by the CEO and approved by the Committee.  At the end of the Bonus Period a determination will be made as to the level of payout earned based on performance relative to the criteria identified at the beginning of the Bonus Period.

For any Bonus Period, the applicable Performance Goals shall be set forth in Schedule A hereto.

7.                                      BONUS PAYMENTS

The Bonus for any Bonus Period shall be paid based on the achievement of the Corporate financial Performance Goals and the discretionary assessment.  The Bonus payable for any Bonus Period shall be paid on the Payment Date and shall be subject to the following:

(a)                                  The portion of the Bonus for any Bonus Period based on the financial Performance Goals shall be paid if the financial Performance Goals are achieved (i.e., there is no discretion).  The portion of the Bonus for any Bonus Period based on the discretionary assessment may be paid in the discretion of the Committee, regardless of whether the financial Performance Goals were achieved.

(b)                                 Except as otherwise specifically provided in Section 8, no Bonus shall be paid to a Participant on any Payment Date unless the Participant is employed by the Company or one of its subsidiaries on the applicable Payment Date.

8.                                      TERMINATION OF EMPLOYMENT

In the event a Participant ceases to be employed by the Company or any subsidiary of the Company during a Bonus Period, the following shall apply:

(a)                                  If the Participant’s employment terminates due to (i) normal retirement as described in the Participant’s employment agreement with the Company, (the “Employment Agreement”) or under a formal plan or policy of the Company, (ii) early retirement with the consent of the Committee, (iii) total and permanent disability as determined by the Committee or (iv) death, then the Participant shall be eligible for a pro rata portion of the Bonus for the Bonus Period.  Any such Bonus shall be payable to the Participant (or, in the event of his death, his Beneficiary) on the Payment Date(s) that otherwise applies to payment of the Bonus for the Bonus Period in which his employment terminated.  Notwithstanding the foregoing, the Participant shall not be entitled to any Bonus for any period after his employment terminates.

(b)                                 If the Participant’s employment terminates due to any event other than as described in paragraph (a), the Participant’s eligibility under the Plan shall be cancelled and terminated forthwith and no Bonuses shall be payable or accrued to or with respect to the Participant under the Plan, except as and to the extent the Committee may determine otherwise.

(c)                                  For purposes of the preceding provisions, it shall not be considered a termination of employment when a Participant is placed by the Company or subsidiary of the Company on military or sick leave or such other type of leave of absence, for a period of six months or less, which is considered as continuing intact the employment relationship of the Participant.  For any such leave extending beyond six months, the Committee shall decide whether and when there has been a termination of employment.

(d)                                 The foregoing terms and conditions do not supersede the provisions of any Employment Agreement.  Thus, notwithstanding the foregoing provisions of this Section 8, the terms and conditions of an Employment Agreement with respect to the foregoing matters will take precedence over the foregoing provisions of this Section 8.

9.                                      AMENDMENT AND TERMINATION OF PLAN

The Board may suspend or terminate the Plan in whole or in part or amend it from year to year in such respects as the Board may deem appropriate and in the best interests of the Company.

10.                               UNFUNDED PLAN

The Plan, in so far as it provides for payments, shall be unfunded and the Company shall not be required to segregate any assets which may at any time be subject to Bonuses under the Plan. Any liability of the Company to any person with respect to any award under this Plan shall be based solely upon any contractual obligations which may be created under this Plan.

11.                               MISCELLANEOUS PROVISIONS

(a)                                  Right to Continued Employment: No person shall have any c1aim or right to be granted a Bonus under the Plan, and the grant of a Bonus under the Plan shall not be construed as giving any Participant the right to be retained in the employ of the Company or any subsidiary of the Company, and the Company expressly reserves the right any time to dismiss a Participant with or without cause, free from any liability or any claim under the Plan.

(b)                                 Non-Transferability: Except by will or the laws of descent and distribution, no right or interest of any Participant in the Plan shall be assignable or transferable and no right or interest of any Participant shall be liable for, or subject to, any lien, obligation or liability of such Participant.

(c)                                  Withholding Taxes: The Company shall have the right to withhold from any payments payable to Participants under the Plan sufficient amounts to cover tax withholding from income and employment taxes and, if the amount of cash payment is insufficient, the Company may require the Participant to pay to it the balance required to be withheld.

(d)                                 Plan Expenses: Any expenses of administering this Plan shall be borne by the Company.

(e)                                  Legal Considerations: No person, including a Participant or his or her Beneficiary, shall have any claim or right to the payment of an award if, in the opinion of counsel for the Company, such payment does not comply with legal requirements or is opposed to governmental public policy.

(f)                                    Other Plans: Nothing contained herein shall prevent the Company from establishing other incentive and benefit plans in which Participants in the Plan may also participate.

(g)                                 No Warranty of Tax Effect: No opinion shall be deemed to be expressed or warranties made as to the effect for federal, provincial or local tax purposes of any Bonuses.

(h)                                 Clawback.  Any Bonus paid under the Plan shall be subject to the general clawback policies of the Company.